EXHIBIT 4(j)

FORM OF POLICY ENDORSEMENT (PREMIUM BASED CHARGE

ENDORSEMENT)

PREMIUM BASED CHARGE ENDORSEMENT

Effective Date: [03/06/2018]

This Endorsement is part of the policy to which it is attached. The Endorsement expires when the policy terminates.

1.	The following paragraph is added to the Premium Based Charge (PBC) provision of Section 6 - POLICY VALUE:

If a death benefit is payable, as described in Section 9, all Remaining Premium Based Charges for Remaining Premium Payments received prior to the Decedent’s death will be set to zero as of the date our Administrative Office receives due proof of death, in Good Order, from any eligible beneficiary. Any Premium Payments received after the Decedent’s death will be subject to applicable Premium Based Charges.

2.	The last paragraph in the Spousal Beneficiary provision of Section 9 - DEATH PROCEEDS is deleted from the policy:

If a death benefit is payable and the policy is continued, all Remaining Premium Based Charges for Remaining Premium Payments received prior to the Decedent’s death will be set to zero as of the date Your election is received in good order. Any Premium Payments received after the Decedent’s Death will be subject to any applicable Premium Based Charge.

In all other respects the provisions and conditions of the policy remain the same. In the event of any conflict between the provisions of this Endorsement and the provisions of the policy, the provisions of this Endorsement shall prevail over the provisions of the policy.

Signed for the Company at our Home Office by:

PREMIUM BASED CHARGE ENDORSEMENT

This Endorsement is part of the policy to which it is attached. The Effective Date of this Endorsement is the same as the Policy Date of the policy to which it is attached. The Endorsement expires when the policy terminates.

1.	The following paragraph is added to the Premium Based Charge (PBC) provision of Section 6 - POLICY VALUE:

If a death benefit is payable, as described in Section 9, all Remaining Premium Based Charges for Remaining Premium Payments received prior to the Decedent’s death will be set to zero as of the date our Administrative Office receives due proof of death, in Good Order, from any eligible beneficiary. Any Premium Payments received after the Decedent’s death will be subject to applicable Premium Based Charges.

2.	The last paragraph in the Spousal Beneficiary provision of Section 9 - DEATH PROCEEDS is deleted from the policy:

If a death benefit is payable and the policy is continued, all Remaining Premium Based Charges for Remaining Premium Payments received prior to the Decedent’s death will be set to zero as of the date Your election is received in good order. Any Premium Payments received after the Decedent’s Death will be subject to any applicable Premium Based Charge.

In all other respects the provisions and conditions of the policy remain the same. In the event of any conflict between the provisions of this Endorsement and the provisions of the policy, the provisions of this Endorsement shall prevail over the provisions of the policy.

Signed for the Company at our Home Office by: